Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”), dated as of September 26, 2023, by and between MetAlert, Inc., a Nevada corporation (the “Company”), and Carl La Rue (the “Buyer”).

WHEREAS, The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act; and

WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and conditions set forth in this Agreement, up to 75,000 shares of the Company’s Series D Preferred Stock (the rights, designations and preferences of the Series D Preferred Stock are attached hereto as Exhibit A and incorporated herein) (the “Series D Preferred Stock”), which are convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in Exhibit A; and

WHEREAS, The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, up to 75,000 shares of the Series D Preferred Stock.

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale of Series D Preferred Stock.

(a) Purchase of Series D Preferred Stock. The Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, up to 75,000 share of the Series D Preferred Stock, as follows:

(1) 15,000 shares of the Series D Preferred Stock on the Closing Date (as defined below) (the “Closing Tranche”);

(2) 25,000 shares of the Series D Preferred Stock on or before January 15, 2024 (the “Second Tranche”); and

(3) 35,000 shares of the Series D Preferred Stock on or before March 15, 2023 (the “Third Tranche”).

On the terms and conditions set forth herein, (A) on the Closing Date (as defined below), the Company shall issue and sell to the Buyer the Closing Tranche (15,000 shares of the Series D Preferred Stock); (B) within five business days of the Buyer’s delivery of payment for the Second Tranche, the Company shall issue and sell to the Buyer the Second Tranche (25,000 shares of the Series D Preferred Stock); and (C) within five business days of the Buyer’s delivery of payment for the Third Tranche, the Company shall issue and sell to the Buyer the Third Tranche (35,000 shares of the Series D Preferred Stock).

As used in this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to remain closed.

(b) Payment.

(1) Closing Tranche. On the Closing Date (as defined below), the Buyer shall pay the purchase price of $100,000.00 (the “Closing Purchase Price”) for the Closing Tranche to be issued and sold to the Buyer at the Closing (as defined below), by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Closing Tranche and the Company shall deliver the Closing Tranche to the Buyer against delivery of the Closing Purchase Price.

(2) Second Tranche. On or before January 15, 2024, the Buyer shall pay the purchase price of $100,000.00 (the “Second Tranche Purchase Price”) for the Second Tranche, by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, and the Company shall, within three business days of the Buyer’s delivery of payment for the Second Tranche, deliver the Second Tranche to the Buyer.

(3) Third Tranche. On or before March 15, 2024, the Buyer shall pay the purchase price of $100,000.00 (the “Third Tranche Purchase Price”) for the Third Tranche, by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, and the Company shall, within three business days of the Buyer’s delivery of payment for the Third Tranche, deliver the Third Tranche to the Buyer.

The Company and the Buyer agree that, should the Buyer fail to deliver the Second Tranche Purchase Price or the Third Tranche Purchase Price on or before January 31, 2024, the Company’s obligation to issue the Second Tranche and/or the Third Tranche shall expire as of such date.

(c) Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Closing Tranche pursuant to this Agreement shall be September 28, 2023 (the “Closing Date”).

(d) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

2. The Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company as of the Closing Date that:

(a) Investment Purpose. As of the Closing Date, the Buyer is purchasing the Series D Preferred Stock, including the shares of Common Stock issuable upon conversion of the Series D Preferred Stock (the “Conversion Shares”) (collectively, the Series D Preferred Stock and the Conversion Shares are referred to herein as the “Securities”) for the Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and the Buyer’s advisors, if any, have been, and for so long as the Series D Preferred Stock remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or the Buyer’s advisors. The Buyer and the Buyer’s advisors, if any, have been, and for so long as the Series D Preferred Stock remains outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material non-public information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of the Buyer’s advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(e) Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer or Re-sale. The Buyer understands that (1) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) the Buyer shall have delivered to the Company an opinion of counsel (which may be the Legal Counsel Opinion (as defined below)) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (C) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (D) the Securities are sold pursuant to Rule 144 or other applicable exemption, or (E) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (2) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer in effecting such pledge of Securities shall be not required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

(g) Legends. The Buyer understands that until such time as the Series D Preferred Stock and/or Conversion Shares have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement for the applicable Securities without such legend to the holder of any Securities upon which it is stamped or (as requested by such holder) issue the applicable Securities to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (1) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (2) the Company or the Buyer provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 4(m) hereof) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) No Legal Disability; Enforcement. The Buyer is under no legal disability with respect to the Buyer’s entering into and performing this Agreement, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer as of the Closing Date that:

(a) Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b) Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof; the execution and delivery of this Agreement and the delivery of the Series A Preferred Stock and the Conversion Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required; this Agreement (together with any other instruments executed in connection herewith) have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other instruments documents executed in connection herewith and bind the Company accordingly; and this Agreement constitutes, and upon execution and delivery by the Company will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) Capitalization; Governing Documents. As of the date of this Agreement, the authorized capital stock of the Company consists of: (1) 2,071,000,000 shares of Common Stock, of which 31,870,931 shares are issued and outstanding; and (2) 10,000,000 shares of preferred stock, 1,000,000 shares of which have been designated Series A Preferred Stock and 13,846 shares of which are issued and outstanding; 10,000 shares of which have been designated Series B Preferred Stock and three (3) shares of which are issued and outstanding; 1,000 shares of which have been designated Series C Preferred Stock and thirteen (13) shares of which are issued and outstanding; and 100,000 shares of which have been designated Series D Preferred Stock and, as of the Closing, 15,000 shares of which will be issued and outstanding and held by the Buyer. All of such outstanding shares of capital stock of the Company, the Series D Preferred Stock and the Conversion Shares are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, other than as publicly announced prior to such date and reflected in the Disclosure Documents (defined below) of the Company (1) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (2) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (3) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Securities. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

(d) Issuance of the Series D Preferred Stock. The shares of Series D Preferred Stock are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(e) Issuance of Conversion Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Series A Preferred Stock in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(f) Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Conversion Shares to the Common Stock upon the conversion of the Series D Preferred Stock. The Company further acknowledges that its obligation to issue, upon conversion of the Series D Preferred Stock, the Conversion Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(g) Disclosure Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (the “Disclosure Documents”). The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2023, comply in all material respects with the requirements of SEC applicable thereto, and none of the Disclosure Documents, at the time they were filed with OTC Markets, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Disclosure Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than (1) liabilities incurred in the ordinary course of business subsequent to June 30, 2023, and (2) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is, and has, for more than the past one year has been, subject to the reporting requirements of the Securities Exchange Act of 1934 (the “1934 Act”).

(h) Absence of Certain Changes. Since June 30, 2023, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

(i) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Disclosure Documents contain a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company, without regard to whether it would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

(j) Intellectual Property. The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

(k) No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

(l) Tax Status. The Company has filed all required federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, the Company represents that it owes no delinquent taxes.

(m) Transactions with Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company.

(n) Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(o) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(p) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(q) No Brokers; No Solicitation. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company acknowledges and agrees that neither the Buyer nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the transactions described in this Agreement.

(r) Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(s) Environmental Matters.

(1) There are, to the Company’s knowledge, with respect to the Company or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below). The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(2) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company during the period the property was owned, leased or used by the Company.

(t) Title to Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects.

(u) Insurance. The Company has in force commercially reasonable insurance policies.

(v) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Foreign Corrupt Practices. Neither The Company nor any director, officer, agent, employee or other person acting on behalf of the Company, has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x) Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company’s financial statements for its most recent fiscal year end and interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

(y) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

(z) No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its public filings.

(aa) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(cc) Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(dd) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Company’s knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (1) as a kickback or bribe to any person or (2) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

4. Additional Covenants, Agreements and Acknowledgments.

(a) Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Sections 6 and 7 of this Agreement.

(b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

(c) Use of Proceeds. The Company shall use the proceeds for the purchase of inventory, for the payment of operating expenses and for working capital, and not for (1) the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates, (2) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), (3) any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company, or (4) in violation or contravention of any applicable law, rule or regulation.

(d) Restriction on Activities. Commencing as of the date first above written, and until the full conversion of the Series D Preferred Stock, the Company shall not, directly or indirectly, without the Buyer’s prior written consent, which consent shall not be unreasonably withheld: (1) change the nature of its business; or (2) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business.

(e) Listing. The Company will, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Principal Market or any equivalent replacement exchange or electronic quotation system (including, but not limited to, the Pink Sheets electronic quotation system) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(f) Corporate Existence. The Company will, so long as the Buyer beneficially owns any of the Securities, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (1) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (2) is a publicly traded corporation whose common stock is listed for trading or quotation on the Principal Market, any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT.

(g) No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(h) Compliance with Reporting Obligations; Public Information Failures. For so long as the Buyer beneficially owns any Series D Preferred Stock or any Conversion Shares, the Company shall comply with the reporting requirements of the 1934 Act.

(i) Acknowledgment Regarding Buyer’s Trading Activity. Until the Series D Preferred Stock shall have been fully converted, the Buyer shall not effect any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock which establishes a net short position with respect to the Common Stock.

(j) Disclosure of Transactions and Other Material Information. Within four (4) business days following the date this Agreement has been fully executed, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement. From and after the filing of such disclosure, the Buyer shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents that is not disclosed in such disclosure.

(k) Non-Public Information. The Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Buyer or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Buyer shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, not to trade on the basis of, such material, nonpublic information, provided that the Buyer shall remain subject to applicable law. To the extent that any notice provided, information provided, or any other communications made by the Company, to the Buyer, constitutes or contains material non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice or other material information with the SEC, as such may be applicable to the Company.

5. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell any shares of the Series D Preferred Stock to the Buyer hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed this Agreement and delivered the same to the Company.

(b) The Buyer shall have delivered the Closing Purchase Price in accordance with Section 1(b) above.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the any shares of the Series D Preferred Stock, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Buyer.

(b) The Company shall have delivered to the Buyer the Closing Tranche.

(c) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

(f) Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC, FINRA or the Principal Market.

(g) The Company shall have delivered to the Buyer (1) a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within twenty (20) days of the Closing Date, and (2) resolutions adopted by the Company’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

7. Governing Law; Miscellaneous.

(a) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Las Vegas, Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and the Buyer waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other document delivered in connection herewith by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

(c) Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. In the event that any provision of this Agreement or any other agreement or instrument delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

(f) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (1) personally served, (2) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (3) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company, to:	MetAlert, Inc.
117 West 9th Street
Suite 1214
Los Angeles, California 90015
Attention: Chief Executive Officer
E-mail: pbertagna@metalert.com

If to the Buyer:	Carl La Rue
_______________
_______________
E-mail: __________________________

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(j) Publicity. The Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Principal Market (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Failure or Indulgence Not Waiver. No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

IN WITNESS WHEREOF, the undersigned the Company and the Buyer have caused this Agreement to be duly executed as of the date first above written.

COMPANY:		BUYER:

METALERT, INC.		/s/ Carl La Rue
Carl La Rue
By:	/s/ Patrick Bertagna
Patrick Bertagna
Chief Executive Officer

EXHIBIT A

TERMS OF SERIES D PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series D Preferred Stock (the “Series D Preferred Stock”) and the number of shares so designated shall be One Hundred Thousand (100,000). Each share of the Series D Preferred Stock shall have a par value of $0.0001.

Section 2. Fractional Shares. The Series D Preferred Stock may not be issued in fractional shares.

Section 3. Voting Rights. The Series D Preferred Stock shall have no voting rights.

Section 4. Dividends. The Series D Preferred Stock shall not be entitled to receive any dividends.

Section 5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series D Preferred Stock shall be treated pari passu with the Company’s Common Stock, except that the payment on each share of Series D Preferred Stock shall be equal to the amount of the payment on each share of the Company’s Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Section 6. Conversion and Adjustments.

(a) Conversion Rate. The Series D Preferred Stock shall be convertible into shares of the Company’s Common Stock, as follows:

Each share of Series D Preferred Stock shall be convertible at any time into One Hundred (100) shares of the Company’s Common Stock (the “Conversion Rate”).

(b) Conversion Rights. A holder shall have the right at any time after one year from their issuance, at such holder’s option, to convert all or any part such holder’s shares of Series D Preferred Stock into fully paid and non-assessable shares of Company Common Stock at the Conversion Rate as provided herein; provided, however, that, in no event, shall a holder be entitled to convert shares of Series D Preferred Stock into a number of shares of Common Stock that would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulations 13D–G thereunder; provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the holder upon, at the election of the holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

The number of shares of Common Stock to be issued upon each conversion of shares of Series D Preferred Stock shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by the Conversion Price then in effect on the date specified in the applicable notice of conversion (a “Notice of Conversion”) delivered to the Company by the holder. The Notice of Conversion shall be submitted to the Company by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York, time on such conversion date (the “Conversion Date”).

(c) Adjustment. The Conversion Rate is to be appropriately adjusted for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock. If the Company, at any time one or more shares of Series D Preferred Stock shall abe outstanding: (1) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (defined below), (2) subdivides outstanding shares of Common Stock into a larger number of shares, (3) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (4) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to the immediately preceding sentence shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

“Common Stock Equivalents” means any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Further, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a “Reorganization Event”) involving the Company in which the Company’s common stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series D Preferred Stock shall be deemed to have been converted into shares of the Company’s Common Stock at the Conversion Rate.

Section 7. Protection Provisions. So long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series D Preferred Stock, alter or change the rights, preferences or privileges of the Series D Preferred Stock so as to affect adversely the holders of Series D Preferred Stock.

Section 8. Waiver. Any of the rights, powers or preferences of the holders of the Series D Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding.

Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series D Preferred Stock shall have no other rights, privileges or preferences with respect to the Series D Preferred Stock.